1st Quarter 2026 Earnings Presentation April 23, 2026

Disclaimer FORWARD-LOOKING STATEMENTS This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the acquisition of Pacific Premier Bancorp, Inc. (“Pacific Premier”) by Columbia Banking System, Inc. (“Columbia”) the plans, objectives, expectations and intentions of Columbia and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “believe,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In this presentation we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; risks related to our acquisition of Pacific Premier (the "Transaction"), including, among others, (i) diversion of management’s attention from ongoing business operations and opportunities, (ii) cost savings and any revenue or expense synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized, and (iii) deposit attrition, customer or employee loss, and/or revenue loss as a result of the Transaction; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking and state regulations), and other factors deemed relevant by Columbia's Board of Directors. NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. 2

Table of Contents 3 Page Columbia Corporate Overview 4 1st Quarter 2026 8 Appendix 21 Loan Portfolio Slides 22 Liquidity Overview 26 Securities Portfolio 27 Summary Income Statements 28 Summary Balance Sheets 29 Non-GAAP Reconciliations 30

COLUMBIA BANKING SYSTEM
4

West-Focused Regional Powerhouse

Columbia at a Glance

Corporate	Ticker	COLB
	Market Capitalization[1]	$8.4 billion
	Dividend Yield[1]	5.1%
Financials as of March 31, 2026	Assets	$66.0 billion
	Loans	$47.7 billion
	Deposits	$53.5 billion
	Common Equity Tier 1 Capital Ratio[2]	11.5%
	Total Capital Ratio[2]	13.3%

Completed Western Footprint[3]


WA
Spokane
Tacoma
Portland
OR
ID
Boise
Reno
NV
Salt Lake City
UT
Denver
CO
San Francisco
Las Vegas
CA
AZ
Phoenix
Los Angeles
Long Beach
San Diego

Why Columbia?

- *Business Bank of Choice* strategy cultivates a granular, low-cost core deposit base
- Compelling culture and *Community Banking at Scale* business model foster deep community ties while also attracting and retaining top banking talent
- Scaled western franchise is difficult to replicate and provides scarcity value
- Opportunity to organically gain share in California and growing metros in the West while increasing density in the Northwest
- Strong credit quality is supported by a diversified, well-structured, and conservatively underwritten loan portfolio
- Solid capital generation supports long-term organic growth and return to shareholders

(1) Market data as of April 22, 2026.
(2) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.
(3) Columbia is headquartered in Tacoma, Washington and operates nearly 350 branches throughout the Western United States, as well as a Homeowners Association ("HOA") office in Texas (not pictured).

COLUMBIA BANKING SYSTEM

5

Operating in Large, Attractive Western Markets

Established Presence throughout the West[(1)]

(population in millions)

Northwest


4.2mm

Seattle, WA


2.5mm

Portland, OR


0.9mm

Boise, ID

California and Nevada


12.9mm

Los Angeles, CA


2.5mm

Sacramento, CA


2.4mm

Las Vegas, NV

Other West


5.3mm

Phoenix, AZ


3.0mm

Denver, CO


1.3mm

Salt Lake City, UT

Top Regional Bank in Northwest (WA, OR, ID)[(1)]

		Total	Northwest	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Bank of America (NC)	$3,412	$58	16.5 %
2	U.S. Bancorp (MN)	692	51	14.4 %
3	JPMorgan (NY)	4,425	44	12.4 %
4	Wells Fargo (CA)	2,149	40	11.3 %
5	**COLB (WA)**	**67**	**35**	**9.8 %**
6	KeyCorp (OH)	184	19	5.3 %
7	WaFd (WA)	27	13	3.6 %
8	Banner Corp. (WA)	16	11	3.1 %

4th Largest Regional Bank HQ'd in Footprint[(1)]

		Total	Eight-State Footprint	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Western Alliance (AZ)	$93	$70	1.9 %
2	Zions (UT)	89	59	1.6 %
3	East West (CA)	80	51	1.4 %
4	**COLB (WA)**	**67**	**56**	**1.5 %**
5	Banc of California (CA)	35	22	0.6 %
6	WaFd (WA)	27	19	0.5 %
7	Cathay General (CA)	24	16	0.4 %
8	Mechanics (CA)	22	19	0.5 %

Strong Foothold in Attractive Markets[(1)]

- Our market share in the Northwest stands with large national and super regional banks, at nearly 10%
- Our foothold in top western markets and scaled franchise provide us the opportunity to increase share in California, Arizona, Colorado, and Utah
- Densely populated metropolitan areas provide opportunity for our bankers to take market share as we grow where businesses are growing
- Current household income in our footprint is 110% of the national average, and the five-year growth rate of 13.0% compares favorably to 11.3% nationally

(1) Population, household income, and asset data sourced from S&P Global Market Intelligence. Total assets as of December 31, 2025 and adjusted to a pro forma basis for recently closed acquisitions, if applicable. Deposits and market share data sourced from the Federal Deposit Insurance Corporation ("FDIC") as of June 30, 2025 and adjusted to a pro forma basis. Groups represent banks headquartered in the United States, and money center banks are excluded from the footprint analysis (bottom table).

Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Seattle 4,201 $140,795 $7,662 5.4 % Portland 2,547 65,434 5,513 8.4 % Boise 868 17,945 224 1.3 % Spokane 608 14,405 4,045 28.1 % Opportunity to Increase Density and Gain Share throughout Our Footprint 6 Improve Competitive Position in California Broaden Presence in Other Western MarketsEnhance Density in the Northwest Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Phoenix 5,286 $180,133 $209 0.1 % Denver 3,080 107,870 58 0.1 % Salt Lake City 1,316 85,459 21 <0.1% Las Vegas 2,444 81,196 98 0.1 % Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Los Angeles 12,907 $651,914 $10,190 1.6 % Sacramento 2,472 94,585 1,884 2.0 % San Francisco 4,643 456,511 480 0.1 % San Diego 3,304 107,742 873 0.8% (1) Population, deposit, and market share data sourced from S&P Global Market Intelligence. Deposits and market share data as of June 30, 2025, and adjusted to a pro forma basis by S&P.

Leveraging Technology to Improve Collaboration and Performance 7 Enhancing the Customer Experience Driving Revenue GenerationCreating Operational Efficiencies ■ Building upon our recently acquired, best- in-class API marketplace to expand our embedded banking capabilities ■ Enhancing relationship banking with AI- powered "Smart Leads” provides opportunities to generate fee income through predictive analytics ■ Continuing to invest in new payment technologies, including instant payment platforms, integrated receivables and payables, and Zelle for Business ■ Deploying digital international banking solutions, including an online foreign exchange portal for real time FX quotes and trades ■ Offering differentiated small business and commercial online banking platforms by integrating technologies ■ Enhancing fraud protection and prevention measures to minimize customer losses, reduce customer friction, and increase core fee income for the bank ■ Updating our online account opening process to make it easier and more convenient for customers ■ Strengthening our bank security and risk management with advanced authentication technology to safeguard our customers across digital platforms ■ Embracing AI capabilities to improve associate productivity ■ Accelerating application development through automation of code generation, debugging, and documentation ■ Deploying AI-powered virtual assistants to augment human agents in our contact center ■ Automating tasks and streamlining operations to enhance efficiency and improve the customer experience; our goal is to be the most convenient bank for our associates (internally) and our customers (externally) Our customer-focused technology stack is built on resilient, scalable, and secure systems to advance our Business Bank of Choice operating strategy. We embrace technology to not only create operational efficiencies, but also to support an elevated customer experience and to drive additional revenue opportunities through needs-based solutions.

1st Quarter 2026 8

First Quarter 2026 Performance Highlights 9 ■ Seamlessly completed the systems conversion while minimizing impact to customers and consolidated nine branches related to our August 2025 acquisition of Pacific Premier. We continue to expect to realize all previously disclosed related cost savings by June 30, 2026. ■ Our first small business and retail campaign of 2026, which began in February and runs through April 30, 2026, has brought nearly $450 million in new deposits to the bank through mid-April and also has been successful in generating new SBA lending relationships. ■ Columbia repurchased 6.5 million common shares under its current repurchase plan during Q1 2026, returning $200 million in capital to our shareholders beyond our regular quarterly dividend. Our existing share repurchase authorization had $400 million remaining as of March 31, 2026. ■ Continued to deploy AI and automation across the organization. A key development during Q1 2026 improved the efficiency of our business online banking enrollment, accelerating a process that previously took two days down to two minutes. Reported Operating(1) $192 million $209 million Net Income Net Income $283 million $306 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $0.66 $0.72 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 1.18% 1.28% Return on Assets Return on Assets 1.73% 1.87% PPNR Return on Assets(1) PPNR Return on Assets 10.00% 10.89% Return on Equity Return on Equity 13.88% 15.11% Return on Tangible Common Equity(1) Return on Tangible Common Equity (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation.

COLUMBIA BANKING SYSTEM
10

Net Income and Earnings-per-Share

Net Income


$ in millions
$87
$139
$152
$160
$96
$204
$215
$243
$192
$209
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
GAAP Net Income
Operating Net Income¹

Earnings-per-Share - diluted ("EPS")


$0.41
$0.67
$0.73
$0.76
$0.40
$0.85
$0.72
$0.82
$0.66
$0.72
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
GAAP EPS - diluted
Operating EPS - diluted¹

- Columbia reported net income and EPS of $192 million and $0.66, respectively, for Q1 2026. On an operating basis,[(1)] net income and EPS were $209 million and $0.72, respectively.
- The increase from Q1 2025 reflects the addition of Pacific Premier, continued progress on our balance sheet optimization targets, and disciplined expense management.
- The decrease from Q4 2025 reflects the anticipated normalization in income, given $17 million in net interest income items that did not repeat, as detailed on the Net Interest Income and Net Interest Margin slide, and particularly strong revenue for Q4 2025.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating items include gain (loss) on investment securities, gain (loss) on swap derivatives, gain (loss) on loans held for investment at fair value, change in fair value of MSR due to valuation inputs or assumptions, MSR hedge gain (loss), merger and restructuring expense, exit and disposal costs, an FDIC special assessment, a legal settlement, and other non-operating expenses. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix.

COLUMBIA BANKING SYSTEM

11

Key Earnings Drivers: Balance Sheet

($ in millions, except per-share data)	Q1 2026	Q4 2025	Q1 2025	% Change Sequ. Quarter	% Change Year over Year
AVERAGE ASSETS:					
Interest-bearing cash and temporary investments	$1,578	$1,923	$1,494	(17.9)%	5.6 %
Investment securities	11,350	11,264	8,508	0.8 %	33.4 %
Loans and leases, gross	47,714	48,186	37,679	(1.0)%	26.6 %
Total interest-earning assets	60,831	61,679	47,740	(1.4)%	27.4 %
AVERAGE LIABILITIES AND EQUITY:					
Deposits, excluding brokered time deposits	$52,225	$53,363	$39,202	(2.1)%	33.2 %
Brokered time deposits + Borrowings	4,709	4,386	5,536	7.4 %	(14.9)%
Total shareholders' equity	7,786	7,814	5,217	(0.4)%	49.2 %
RATIOS AND PER-SHARE METRICS:					
Dividend per-common share	$0.37	$0.37	$0.36	— %	2.8 %
Percentage of common shares repurchased during quarter	2.2 %	1.2 %	— %	1.00	2.20
Book value per common share	$26.47	$26.54	$24.93	(0.3)%	6.2 %
Tangible book value per common share[(1)]	$19.03	$19.11	$17.86	(0.4)%	6.6 %
Common equity to assets ratio	11.6%	11.7%	10.2%	(0.10)	1.40
Tangible common equity to tangible assets ratio[(1)]	8.6%	8.7%	7.5%	(0.10)	1.10
Common equity tier 1 ratio[(2)]	11.5%	11.8%	10.6%	(0.30)	0.90
Total risk-based capital ratio[(2)]	13.3%	13.6%	12.9%	(0.30)	0.40

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.
(2) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.

Q1 2026 Highlights (compared to Q4 2025)

- Continued balance sheet optimization contributed to some minor contraction in average interest-earning assets to $60.8 billion for Q1 2026. We modestly reduced cash, utilizing excess balances to reduce wholesale funding sources.
- Wholesale funding declined by $560 million between December 31, 2025 and March 31, 2026, though balances were higher on an average basis during Q1 2026, due to seasonal customer deposit declines late in December.
- Average loan balances contracted modestly during Q1 2026 to $47.7 billion, as runoff in the transactional portfolio was not fully offset by commercial loan growth, which contributes to the profitable remix of our balance sheet.
- We increased share repurchase activity during Q1 2026, buying back 2.2% of outstanding common shares during the quarter.

Net Interest Income and Net Interest Margin Net Interest Income and Net Interest Margin $425 $446 $505 $627 $594 3.60% 3.75% 3.84% 4.06% 3.96% Net Interest Income ($ in millions) Net Interest Margin Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Net Interest Margin: Q4 2025 vs Q1 2026 4.06% (0.11)% (0.07)% 0.10% (0.02)% 3.96% Q4 2025 Reported Q4 Items¹ Loans¹ Deposits¹ Term Debt Q1 2026 Reported 12 ■ Net interest margin decreased 10 basis points from the prior quarter to 3.96% for Q1 2026. Net interest margin for Q4 2025 included an 8-basis point benefit related to the amortization of a premium on acquired time deposits and a 3-basis point benefit related to an accelerated loan repayment, neither of which repeated in Q1 2026. Net interest margin was otherwise consistent between periods, as lower yields on loans and cash following reductions to the federal funds rate during Q4 2025 were offset by lower deposit costs. ■ The cost of interest-bearing deposits decreased 4 basis points from the prior quarter to 2.04% for Q1 2026. The cost of interest-bearing liabilities decreased 3 basis points from the prior quarter to 2.24% for Q1 2026. The declining cost of deposits reflects our active management of deposit rates ahead of and following reductions to the federal funds rate, partially offset by the previously discussed premium amortization, which favorably impacted the cost of interest-bearing deposits and interest-bearing liabilities by 12 basis points and 11 basis points, respectively, during Q4 2025. (1) Net interest margin for Q4 2025 includes an 8-basis point benefit related to the amortization of a premium on acquired time deposits and a 3-basis point benefit related to an accelerated loan repayment, which did not repeat in Q1 2026. These impacts are presented collectively in “Q4 Items,” and “Loans” and “Deposits” are presented excluding these impacts.

COLUMBIA BANKING SYSTEM

13

Interest Rate Sensitivity

Interest Rate Simulation Impact on Net Interest Income at March 31, 2026[1]

	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	0.1%	3.6%	0.7%	5.6%
Up 100 basis points	0.0%	1.7%	0.4%	2.7%
Down 100 basis points	0.2%	(1.4)%	0.0%	(2.4)%
Down 200 basis points	2.0%	(1.7)%	1.6%	(3.8)%
Down 300 basis points	5.3%	(1.4)%	4.8%	(4.8)%

Select Asset and Liability Maturity and Repricing Schedules (in Months) at March 31, 2026

($ in millions)	<=3	4 to 6	7 to 12	13 to 24	25 to 36	>36	Total	% Total[3]
Loans								
Fixed (maturity)[2]	$518	$254	$445	$1,009	$1,056	$12,028	$15,310	32%
Floating (repricing)[2]	15,873	—	—	—	—	—	15,873	33%
Adjustable (repricing)	1,449	1,518	1,906	2,403	2,358	7,450	17,084	35%
Total Loans	**$17,840**	**$1,772**	**$2,351**	**$3,412**	**$3,414**	**$19,478**	**$48,267**	**100%**
Time deposits (maturity)[4]	**$3,078**	**$1,910**	**$629**	**$68**	**$9**	**$20**	**$5,714**	
Average rate[4]	*3.35%*	*3.12%*	*2.50%*	*0.54%*	*0.39%*	*0.22%*	*3.13%*	
Term debt (maturity)	**$3,400**	**$—**	**$—**	**$—**	**$—**	**$—**	**$3,400**	
Average rate	*3.86%*						*3.86%*	

Deposit and Funding Repricing Betas During Current Rate Cycle

		Cost of:		
Three Months Ended	Effective Fed Funds Rate (Daily Avg.)	Interest-Bearing Deposits	Total Deposits	Total Funding
December 31, 2021[5]	0.08%	0.10%	0.05%	0.09%
December 31, 2022[5]	3.65%	0.62%	0.35%	0.51%
December 31, 2023	5.33%	2.54%	1.63%	2.05%
June 30, 2024	5.33%	2.97%	2.01%	2.34%
Variance: Q2 2024 less Q4 2021	*5.25%*	*2.87%*	*1.96%*	*2.25%*
Repricing Betas: Rising Rate Cycle		**55%**	**37%**	**43%**
December 31, 2024	4.66%	2.66%	1.80%	2.09%
December 31, 2025[6]	3.90%	2.20%	1.48%	1.65%
March 31, 2026	3.64%	2.04%	1.39%	1.56%
Variance: Q1 2026 less Q2 2024	*(1.69)%*	*(0.93)%*	*(0.62)%*	*(0.78)%*
Repricing Betas: Declining Rate Cycle-to-Date		**55%**	**37%**	**46%**

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). The simulation repricing betas applied to interest-bearing deposits in the rising rate and declining rate scenarios are 50% and 50%, respectively, for March 31, 2026. Additional data related to interest rate simulations are available in Columbia's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2) Commercial tranche loans that mature in one month are included in the floating rate loan category, not the fixed rate loan category, as these loans reprice in a manner similar to floating rate loans.

(3) Floating rate loans are indexed to prime (9% of the total loan portfolio) and 1-month underlying interest rates (24% of the total loan portfolio). When adjustable rate loans reprice, they are indexed to interest rates that span 1-month tenors to 10-year tenors as well as the prime rate; the most prevalent underlying index rates are 6-month tenors (17% of the total loan portfolio), 1-year tenors (9% of the portfolio), and 5-year tenors (7% of the total loan portfolio).

(4) Time deposits maturing in 3 months or less include $2.1 billion in customer CDs at an average rate of 3.17% and $1.0 billion in brokered CDs at an average rate of 3.72%.

(5) Deposit and funding repricing beta data present combined company results as if historical Columbia and historical Umpqua Holdings Corporation were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.

(6) The cost of interest-bearing deposits, total deposits, and total funding for the three months ended December 31, 2025 is calculated excluding a $12 million benefit related to the amortization of a premium on acquired time deposits. On a reported basis, which includes the benefit of the premium amortization, the cost of these items was 2.08%, 1.40%, and 1.57%. This benefit to net interest income did not repeat after the three months ended December 31, 2025.

COLUMBIA BANKING SYSTEM

14

Non-Interest Income


Total Non-Interest Income
$ in millions
$66
$56
$65
$66
$77
$72
$90
$88
$83
$81
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
GAAP Non-Interest Income
Operating Non-Interest Income¹


Operating Non-Interest Income¹
$ in millions
$56
$66
$72
$88
$81
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Other
Wealth Mgmt
Loan Income
Treasury Mgmt
Deposit Services
Card & Merchant
Mortgage

- Non-interest income for Q1 2026 decreased $7 million from the prior quarter. Operating non-interest income(1) also decreased $7 million from the prior quarter to $81 million, due to lower swap, syndication, and international banking revenue following strong performance in the prior quarter, as well as an expected slowdown in customer activity that is typical for the first quarter.
- Our Business Bank of Choice strategy incorporates a collaborative team approach to deliver needs-based solutions to our customers, which deepens relationships and provides growth in sustainable core fee income. Our trends reflect a growing contribution from treasury management, card & merchant activity, wealth management, and other product revenue over the trailing 12 months.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating non-interest income items include gain (loss) on investment securities, gain (loss) on swap derivatives, gain (loss) on loans held for investment at fair value, change in fair value of MSR due to valuation inputs or assumptions, and MSR hedge gain (loss). These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix.

COLUMBIA BANKING SYSTEM
15

Non-Interest Expense


Non-Interest Expense ("NIE")
$ in millions
$340
$270
$278
$270
$393
$307
$412
$373
$394
$369
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
GAAP Non-Interest Expense
Operating Non-Interest Expense¹


Non-Interest Expense: Q4 2025 vs Q1 2026
$ in millions
$412
$6
$(11)
$(1)
$2
$(14)
$394
Q4 2025 NIE
Payroll Taxes
Other Comp.
Intangible Amort.
Misc. Other
Non-operating¹
Q1 2026 NIE

- Non-interest expense for Q1 2026 decreased $18 million from the prior quarter, due to lower merger expense. Operating non-interest expense(1) decreased $4 million from the prior quarter to $369 million, due to cost savings related to the Pacific Premier acquisition, partially offset by seasonally higher payroll taxes. We completed the systems conversion and nine branch consolidations during Q1 2026, and we continue to expect to realize all previously disclosed related cost savings by June 30, 2026.
- Our cost-conscious culture provides expense offsets to continued investment in customer-focused technology, experienced bankers, and strategic locations. These investments create operational efficiency and bring additional revenue opportunities to the bank in support of our Business Bank of Choice strategy.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating expense items include merger and restructuring expense, exit and disposal costs, an FDIC special assessment, a legal settlement, and other non-operating expenses. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix.

COLUMBIA BANKING SYSTEM
16

Continued Strong Credit Quality


Allowance for Credit Losses ("ACL")
1.32%
1.31%
1.34%
1.32%
1.28%
1.17%
1.17%
1.01%
1.02%
1.00%
$57
$52
$157
$144
$133
$438
$439
$492
$485
$478
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
ACL ($mm)
Credit Discount ($mm)
ACL / Total Loans and Leases
ACL + Credit Discount / Total Loans and Leases


Provision Expense, Net Charge-Offs to Average Loans, and Nonperforming Assets to Total Assets
0.35%
0.35%
0.29%
0.30%
0.40%
0.32%
0.31%
0.22%
0.25%
0.30%
$27
$30
$70
$—
$23
$28
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Provision Expense ($mm)
Acquisition-Related Provision Expense ($mm)¹
Net Charge-Offs / Average Loans (annualized)
Non-Performing Assets / Total Assets

- The remaining credit discount on loans of $133 million as of March 31, 2026 provides an additional 28 basis points of loss absorption when added to the ACL of $478 million.
- Net charge-offs in the FinPac portfolio were $14 million in Q1 2026, unchanged from Q4 2025. Net charge-offs excluding the FinPac portfolio were $21 million, or 0.19% of average bank loans, in Q1 2026, compared to $16 million, or 0.12% of average bank loans, in Q4 2025.
- Nonperforming loans of $261 million as of March 31, 2026 include $88 million of loans with government guarantees.

(1) Acquisition-related provision expense of $70 million was booked in Q3 2025, related to non-purchased credit deteriorated ("PCD") loans and unfunded commitments acquired during Q3 2025. Non-acquisition-related provision expense was $0 for Q3 2025.

COLUMBIA BANKING SYSTEM
17

ACL Reflects Strong Portfolio Credit Metrics

Allowance for Credit Losses by Loan Segment								
($ in millions)	Commercial	Lease & Equipment	Commercial Real Estate	Residential & Home Equity	Consumer	Total[(1)]	Remaining Credit Discount on Loans	Total ACL including Credit Discount on Loans[(1)]
Balance as of December 31, 2025	$142	$91	$208	$35	$9	**$485**	$144	**$629**
Q1 2026 Net charge-offs	(21)	(14)	—	—	—	**(35)**		
Q1 2026 Reserve build (release)	1	15	15	(1)	(2)	**28**		
Balance as of March 31, 2026	$122	$92	$223	$34	$7	**$478**	$133	**$611**
% of Loans and leases outstanding	1.14%	5.68%	0.81%	0.45%	4.13%	**1.00%**		**1.28%**

- Our reserve coverage by loan segment and for the overall loan and lease portfolio reflects our robust underwriting criteria and ongoing, routine portfolio monitoring activities. For example, we stress applicable variables, such as interest rates, cash flows, and occupancy, at inception and loan review and limit borrower proceeds as a result. These factors contribute to lower LTVs and higher DSC ratios, which are taken into consideration in the estimation of our ACL.
- The quarter's provision expense of $28 million reflects loan portfolio runoff, credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models. We used components of Moody's Analytics' February 2026 consensus economic forecast and Moody's Analytics' February 2026 S2 scenario to estimate our ACL as of March 31, 2026.

(1) Total includes reserve for unfunded commitments of $19 million as of both March 31, 2026 and December 31, 2025.

Capital Management 18 Regulatory Capital Ratios: Bank & Holding Company as of March 31, 2026 9.7% 12.0% 12.0% 13.0% 9.3% 11.5% 11.5% 13.3% Columbia Bank Columbia Banking System Tier 1 Leverage CET1 Tier 1 Capital Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% ■ Columbia remains above current “well-capitalized” regulatory minimums and our long-term target ratios. ■ Columbia repurchased 6.5 million common shares under its current repurchase plan at an average price of $30.74 during the three months ended March 31, 2026. ■ We expect to organically generate capital above what is required to support prudent growth and our regular dividend. We intend to continue returning excess capital to our shareholders through our existing share repurchase authorization, which had $400 million remaining as of March 31, 2026. We regard share repurchases as an additional tool to prudently and proactively manage our capital ratios in 2026 and beyond. Note: Columbia Bank and Columbia Banking System, Inc. long-term capital ratio targets reflect a targeted excess level of capital above regulatory well-capitalized minimums inclusive of the capital conservation buffer (“CCB”) where applicable. The minimum capital ratios to be considered well capitalized inclusive of the CCB are 7.0%, 8.5%, and 10.5% for the common equity tier 1 (“CET1”) ratio, tier 1 capital ratio, and total risk-based capital ratio, respectively. The CCB does not apply to the tier 1 leverage ratio, which has a well-capitalized minimum level of 5.0%. All regulatory capital ratios as of March 31, 2026 are estimates pending completion and filing of Columbia’s and Columbia Bank’s regulatory reports. Capital Deployment Supports Active Ratio Management 10.6% 10.8% 11.6% 11.8% 11.5% 12.9% 13.0% 13.4% 13.6% 13.3% COLB: CET1 Ratio COLB: Total RBC Ratio 3/31/2025 6/30/2025 9/30/2025 12/31/2025 03/31/2026 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 12% Long-Term Target 10% Long-Term Target 9% Long-Term Target 6.5% Long-Term Target

COLUMBIA BANKING SYSTEM

19

Diversified, High Quality Loan and Lease Portfolio

Loan Composition


C&I, 23%
Owner Occupied CRE, 15%
Non-OO CRE, 17%
Multifamily, 21%
Other Loan Categories, 10%
Mortgage, 11%
FinPac, 3%
$47.7 Billion

Geographic Distribution


WA Other, 6%
Portland Metro, 11%
OR Other, 11%
Bay Area, 6%
Northern CA, 8%
Southern CA, 25%
Other, 17%
Puget Sound, 16%
$47.7 Billion

Q1 2026 Activity ($ millions)


$47,776
$1,243
($269)
($1,116)
$64
$47,697
12/31/2025 Balance
New Orig.
Net Advances/ (Payments)
Prepays/ Payoffs
Other
3/31/2026 Balance

- Loans and leases were $47.7 billion as of March 31, 2026, compared to $47.8 billion as of December 31, 2025, as commercial loan growth only partially offset runoff in below-market rate transactional loans.(1)
- Commercial loans, inclusive of owner-occupied commercial real estate ("CRE"), increased by 6% on an annualized basis relative to December 31, 2025, contributing to the continued remix of our loan portfolio toward higher-return, relationship-based lending.
- New origination volume in Q1 2026 was up 38% relative to Q1 2025, reflecting increased customer activity and the addition of bankers from Pacific Premier.

Note: Totals may not foot due to rounding.

(1) See the Appendix of this slide presentation for additional details related to the below-market rate transactional loan portfolio.

Our Diversified Commercial Bank Business Model with a Strong Retail Network Supports our Granular, High-Quality Deposit Base Non-interest, 33% Demand, 20% Money Market, 31%Savings, 5% Time, 11% Enterprise-wide Deposit Composition 20 ■ Deposits were $53.5 billion as of March 31, 2026 and represented by a granular base that is diversified by business line, industry, and geography. Our average customer account balance is $44 thousand.(1) ■ Our use of public and brokered deposits as a source of funding beyond term debt impacts the composition of our enterprise-wide deposit portfolio. We believe our customer deposit composition(1) is more illustrative of the quality of Columbia’s core deposit franchise. Our bankers’ activity is geared toward protecting the quality of our relationship-based franchise while generating net customer balance growth to reduce the need for non- core funding sources over time. Commercial, 29% Commercial - Small Business, 25% Consumer, 37% Brokered, 3% Public & Other, 6% Deposits by Category Customer Deposit Composition(1) Non-interest, 34% Demand, 20% Money Market, 31%Savings, 5% Time, 10% (1) Excludes all public, administrative, and brokered deposits, as detailed on the “Liquidity Overview” slide in the Appendix. Excluded balances accounted for 9% of total deposits as of March 31, 2026. This is a non-GAAP financial measure. $53.5 Billion $53.5 Billion $48.9 Billion

Appendix 21 Page Loan Portfolio Slides 22 Liquidity Overview 26 Securities Portfolio 27 Summary Income Statements 28 Summary Balance Sheets 29 Non-GAAP Reconciliations 30

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22

Granular Loan and Lease Portfolios with Strong Underlying Fundamentals

Commercial & Industrial

- Portfolio average loan size of $811,000
- 1Q26 average loan size of $1.0 million
- Total delinquencies of 0.93%
- Annualized net charge-off (recovery) rate of 0.80%

Owner Occupied CRE

- Portfolio average loan size of $1.2 million
- 1Q26 average loan size of $1.4 million
- Total delinquencies of 0.97%
- Annualized net charge-off (recovery) rate of 0.01%
- Portfolio average LTV of 55%
- 1Q26 average LTV of 61%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $41,000
- 1Q26 average loan & lease size of $51,000
- Total delinquencies of 3.23%
- Annualized net charge-off (recovery) rate of 3.49%
- Portfolio average yield: ~10%

Non-owner Occupied CRE

- Portfolio average loan size of $1.8 million
- 1Q26 average loan size of $1.4 million
- Total delinquencies of 0.65%
- Annualized net charge-off (recovery) rate of 0.01%
- Portfolio average LTV of 50% and DSC of 1.87
- 1Q26 average LTV of 53% and DSC of 1.30

Multifamily

- Portfolio average loan size of $2.3 million
- 1Q26 average loan size of $2.4 million
- Total delinquencies of 0.11%
- Annualized net charge-off (recovery) rate of 0.00%
- Portfolio average LTV of 54% and DSC of 1.54
- 1Q26 average LTV of 76% and DSC of 1.49

Mortgage

- Portfolio average loan size of $469,000
- 1Q26 average loan size of $506,000
- Total delinquencies of 1.51%
- Annualized net charge-off (recovery) rate of 0.00%
- Portfolio average FICO of 759 and LTV of 60%
- 1Q26 average FICO of 774 and LTV of 63%

Note: Portfolio statistics and delinquencies as of March 31, 2026. Annualized net charge-off rates for Q1 2026. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") ratios are based on weighted averages for portfolios where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

C&I and CRE Portfolio Composition Agriculture, 8.3% Contractors, 8.2% Finance/ Insurance, 8.0% Manufacturing, 7.9% Professional, 3.7% Public Admin, 5.7% Rental & Leasing, 6.1% Retail, 3.4% Support Services, 4.4% Transportation/ Warehousing, 6.5% Wholesale, 7.2% Gaming, 7.5% Dentists, 5.0% Other Healthcare, 4.9% Franchise/ QSR, 2.8% Other, 10.4% Office, 13.7% Multifamily, 40.1% Industrial, 14.6% Retail, 9.9% Special Purpose, 7.4% Hotel/Motel, 3.8% Other, 10.5% CRE Portfolio Composition(1)C&I Portfolio Composition(1) Note: Data as of March 31, 2026.Totals may not foot due to rounding. QSR = Quick service restaurants. (1) C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 47% Owner Occupied / 53% Non-Owner Occupied(2)Commercial Line Utilization: 38% 23 $12.3 Billion $25.5 Billion

COLUMBIA BANKING SYSTEM

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Balance Sheet Optimization: Below-Market-Rate Transactional Loans to Reprice or Run-Off

Below-Market-Rate Transactional Loan Balances & Repricing Schedule as of March 31, 2026											December 31, 2025	
	< 1 year		1 to 2 years		2 to 3 years		> 3 years		Total		Total	
($ in millions)	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*
Transactional Loans[(1)]												
Non-owner occupied CRE	$215	*5.15%*	$101	*4.60%*	$43	*4.67%*	$151	*4.32%*	**$511**	***4.75%***	**$547**	***4.79%***
Multifamily	2,310	*4.55%*	747	*3.80%*	931	*3.59%*	1,113	*3.84%*	**5,101**	***4.11%***	**5,242**	***4.14%***
Residential mortgage	312	*4.31%*	272	*3.99%*	229	*3.88%*	1,198	*3.70%*	**2,010**	***3.86%***	**2,063**	***3.87%***
Total Transactional Loans	**$2,836**	*4.57%*	**$1,119**	*3.92%*	**$1,204**	***3.68%***	**$2,462**	***3.80%***	**$7,621**	***4.09%***	**$7,852**	***4.11%***
Non-transactional loans and leases									**40,646**		**40,688**	
Total Loans and Leases									**$48,267**		**$48,540**	

Prioritizing Relationships & Profitability

- Our relationship-based lending verticals and a strong core deposit base remain the cornerstone of our franchise. Past transactional lending and the wholesale sources that fund these assets have muted the balance sheet's profitability, but they have not diluted the quality of our core franchise.
- As below-market-rate transactional loans reach their repricing date, our profitability will improve, as loans will either reprice higher and remain on balance sheet or refinance elsewhere, exiting the balance sheet, with proceeds used to reduce higher-cost funding.
- Current interest rates make outright asset sales unattractive given a lengthy payback period. However, longer term, we may sell loans opportunistically if payback periods are short and align with value preservation and creation.

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(1) Below-market-rate transactional loans are defined as loans where the customer relationship had a zero deposit balance as of the initial measurement date. Presented interest rates reflect loan coupon rates.

Office Portfolio Details Puget Sound, 16% WA Other, 4% Portland Metro, 11% OR Other, 13%Bay Area, 5% N. CA, 8% S. CA, 31% Other, 12% Office Portfolio Metrics at March 31, 2026 Average loan size $1.4 million Average LTV 57% DSC (non-owner occupied) 1.78x % with guaranty (by $ / by #) 86% / 86% Past due 30-89 days $2.7mm / 0.08% of office Nonaccrual $30.2mm / 0.83% of office Special mention $51.2mm / 1.41% of office Classified $78.3mm / 2.17% of office Number of Loans by Balance Geography 25 ■ Loans secured by office properties represented 7% of our total loan portfolio as of March 31, 2026. ■ Our office portfolio is 45% owner occupied, 52% non-owner occupied, and 3% construction. Dental and other healthcare loans compose 23% of our office portfolio. ■ The average loan size in our office portfolio is $1.4 million. ■ Delinquencies were at a very low level as of March 31, 2026, and the majority of our loans contain a guaranty. ■ Excluding floating rate loans, only 10% of our office portfolio reprices through 2027. Loans repricing in 2026 and 2027 have average balances of $0.8 million and $1.2 million, respectively. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2026, 5% 2027, 5% 2028, 3% 2029 & After, 13% Fixed Rate¹, 68% Floating Rate, 6% Repricing Schedule (1) Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2026, 5% 2027, 9% 2028, 8% 2029 & After, 78% Maturity Schedule , 19 8 9 6 7 1,842 623 9 6 10 4

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26

Liquidity Overview

Select Balance Sheet Items				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Q1 2026	Q4 2025	Q1 2025	Q1 2026
Commercial deposits	$15,800	$15,945	$11,260	($145)
Small business deposits	13,447	13,068	8,104	379
Consumer deposits	19,621	19,745	16,642	(124)
Total customer deposits	48,868	48,758	36,006	110
Public deposits - non-interest bearing	712	729	697	(17)
Public deposits - interest bearing	2,079	2,185	2,352	(106)
Total public deposits	2,791	2,914	3,049	(123)
Administrative deposits	235	184	174	51
Brokered deposits	1,595	2,355	2,989	(760)
Total deposits	**$53,489**	**$54,211**	**$42,218**	**($722)**
Term debt	$3,400	$3,200	$2,550	$200
Cash & cash equivalents	$2,099	$2,380	$2,072	($281)
Available-for-sale securities	$10,915	$11,112	$8,229	($197)
Loans and leases	$47,697	$47,776	$37,616	($79)

Total Off-Balance Sheet Liquidity Available at March 31, 2026			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$17,003	$3,579	$13,424
Federal Reserve Discount Window	6,235	—	6,235
Uncommitted lines of credit	700	—	700
Total off-balance sheet liquidity	**$23,938**	**$3,579**	**$20,359**

Total Available Liquidity at March 31, 2026 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$20,359
Cash and equivalents, less reserve requirement	1,925
Excess collateral	4,817
Total available liquidity	**$27,100**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $66.0 billion at March 31, 2026	41 %
Deposits of $53.5 billion at March 31, 2026	51 %
Uninsured deposits of $20.9 billion at March 31, 2026	129 %

- Deposits declined during Q1 2026, due to an intentional reduction in brokered deposits. Customer deposit balances increased despite seasonal pressure, due to new business generation and strong quarter-end inflows. Further, the Homeowners Association ("HOA") business we acquired from Pacific Premier provided a counter-cyclical benefit, as related balances increased nearly $160 million during the quarter.

Note: Tables may not foot due to rounding.

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Securities Portfolio Overview

($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
Available-for-Sale Securities Portfolio as of March 31, 2026								
U.S. Treasuries	$185	$185	$0	($1)	$184	2 %	1.5	3.47 %
U.S. Agencies	1,031	1,041	$3	($39)	1,006	9 %	2.6	2.57 %
Mortgage-backed securities - residential agency	4,342	3,993	$8	($224)	3,777	35 %	6.2	3.94 %
Collateralized mortgage obligations(1)	1,834	1,681	$10	($85)	1,606	15 %	5.5	4.11 %
Obligations of states and political subdivisions	1,853	1,577	$26	($20)	1,583	15 %	5.9	4.03 %
Commercial mortgage-backed securities - agency	2,859	2,784	$16	($41)	2,760	25 %	3.7	4.58 %
Total available for sale securities	**$12,103**	**$11,262**	**$63**	**($410)**	**$10,915**		**5.1**	**4.00 %**
Percentage of current par		**93%**	**1%**	**(3%)**	**90%**			

- The total available-for-sale ("AFS") securities portfolio had a book yield of 4.00% and an effective duration of 5.1 as of March 31, 2026, compared to 3.99% and 5.2, respectively, as of December 31, 2025.
- As of March 31, 2026, 42% of the AFS securities portfolio (by fair value) was in an unrealized gain position and had a weighted average book yield of 4.79%. The remaining 58% of the portfolio was in an unrealized loss position and had a weighted average book yield of 3.46%.

Note: Table may not foot due to rounding.

(1) Portfolio includes $226 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized gain position as of March 31, 2026 (amortized cost of $223 million). The remaining $1.4 billion of the portfolio is comprised primarily of residential agency CMOs.

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Summary Income Statements

($ in millions, except per-share data)	For the Quarter Ended Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Net interest income before provision	$594	$627	$505	$446	$425
Provision for credit losses	28	23	70	30	27
Net interest income after provision	**566**	**604**	**435**	**416**	**398**
Non-interest income	83	90	77	65	66
Non-interest expense	394	412	393	278	340
Income before provision for income taxes	**255**	**282**	**119**	**203**	**124**
Provision for income taxes	63	67	23	51	37
Net income	**$192**	**$215**	**$96**	**$152**	**$87**
Earnings per share, diluted	**$0.66**	**$0.72**	**$0.40**	**$0.73**	**$0.41**
Operating non-interest expense(1)	**$369**	**$373**	**$307**	**$270**	**$270**
Pre-provision net revenue(1)	**$283**	**$305**	**$189**	**$233**	**$151**
Operating pre-provision net revenue(1)	**$306**	**$342**	**$270**	**$242**	**$211**
Operating net income(1)	**$209**	**$243**	**$204**	**$160**	**$139**
Operating earnings per share, diluted(1)	**$0.72**	**$0.82**	**$0.85**	**$0.76**	**$0.67**

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

Q1 2026 Highlights (compared to Q4 2025)

- Net interest income decreased by $33 million, as the prior quarter included $17 million of net interest income related to premium amortization on acquired time deposits and an accelerated loan repayment that did not repeat in the current quarter. The remaining decrease reflects lower average interest-earning asset balances.
- Non-interest income decreased by $7 million, due in part to lower swap, syndication, and international banking revenue following strong performance in the prior quarter, as well as an expected slow down in customer activity that is typical for the first quarter.
- Non-interest expense decreased by $18 million, due to lower merger expense.
- Provision expense was $28 million, compared to $23 million for the prior quarter.

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29

Summary Period-End Balance Sheets

($ in millions, except per-share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
ASSETS:					
Total assets	$66,027	$66,832	$67,496	$51,901	$51,519
Interest bearing cash and temporary investments	1,522	1,869	1,808	1,334	1,481
Investment securities available for sale, fair value	10,915	11,112	11,013	8,653	8,229
Loans and leases, gross	47,697	47,776	48,462	37,637	37,616
Allowance for credit losses on loans and leases	(459)	(466)	(473)	(421)	(421)
Goodwill and other intangibles, net	2,153	2,194	2,235	1,459	1,485
LIABILITIES AND EQUITY:					
Deposits	53,489	54,211	55,771	41,743	42,218
Securities sold under agreements to repurchase	162	207	167	191	192
Borrowings	3,400	3,200	2,300	3,350	2,550
Total shareholders' equity	7,664	7,840	7,790	5,342	5,238
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	89.2%	88.1%	86.9%	90.2%	89.1%
Book value per common share	$26.47	$26.54	$26.04	$25.41	$24.93
Tangible book value per common share[(1)]	$19.03	$19.11	$18.57	$18.47	$17.86
Common equity to assets ratio	11.6%	11.7%	11.5%	10.3%	10.2%
Tangible common equity to tangible assets ratio[(1)]	8.6%	8.7%	8.5%	7.7%	7.5%

Q1 2026 Highlights (compared to Q4 2025)

- Loan balances decreased in Q1 2026, due to continued runoff in transactional loans, partially offset by growth in commercial loans. The commercial loan portfolio, inclusive of owner-occupied CRE, increased by 6% on an annualized basis relative to December 31, 2025.
- Total deposits decreased, due to an intentional reduction in brokered deposits, as customer deposits increased by $110 million despite anticipated seasonal pressure, due in part to the counter-cyclical impact of our HOA business.
- Book value and tangible book value[(1)] declined just slightly relative to December 31, 2025, due to an increase in accumulated other comprehensive loss. Book value and tangible book value increased 6% and 7%, respectively, relative to March 31, 2025.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Non-GAAP Reconciliation: Tangible Capital ($ in millions, except per-share data) 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Total shareholders' equity a $7,664 $7,840 $7,790 $5,342 $5,238 Less: Goodwill 1,482 1,482 1,481 1,029 1,029 Less: Other intangible assets, net 671 712 754 430 456 Tangible common shareholders’ equity b $5,511 $5,646 $5,555 $3,883 $3,753 Total assets c $66,027 $66,832 $67,496 $51,901 $51,519 Less: Goodwill 1,482 1,482 1,481 1,029 1,029 Less: Other intangible assets, net 671 712 754 430 456 Tangible assets d $63,874 $64,638 $65,261 $50,442 $50,034 Common shares outstanding at period end (in thousands) e 289,530 295,422 299,147 210,213 210,112 Total shareholders' equity to total assets ratio a / c 11.61% 11.73% 11.54% 10.29% 10.17 % Tangible common equity to tangible assets ratio b / d 8.63% 8.73% 8.51% 7.70% 7.50 % Book value per common share a / e $26.47 $26.54 $26.04 $25.41 $24.93 Tangible book value per common share b / e $19.03 $19.11 $18.57 $18.47 $17.86 30

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31

Non-GAAP Reconciliation: Adjustments and Average Balances

		For the Quarter Ended				
($ in millions, except share data)		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Non-Interest Income Adjustments						
Gain on investment securities, net		$—	$2	$2	$—	$2
Gain (loss) on swap derivatives		—	1	(1)	(1)	(1)
Gain (loss) on loans held for investment, at fair value		(2)	—	4	—	7
Change in fair value of MSR due to valuation inputs or assumptions		6	(1)	—	(2)	(1)
MSR hedge gain (loss)		(2)	—	—	2	3
Total non-interest income adjustments	a	**$2**	**$2**	**$5**	**($1)**	**$10**
Non-Interest Expense Adjustments						
Merger and restructuring expense		$24	$39	$87	$8	$14
Exit and disposal costs		1	1	—	—	1
FDIC special assessment		—	(5)	(1)	—	—
Legal settlement and other non-operating expense		—	4	—	—	55
Total non-interest expense adjustments	b	**$25**	**$39**	**$86**	**$8**	**$70**
Average Assets	n	**$66,215**	**$67,114**	**$56,823**	**$51,552**	**$51,453**
Less: Average goodwill and other intangible assets, net		2,175	2,217	1,719	1,472	1,502
Average tangible assets	o	**$64,040**	**$64,897**	**$55,104**	**$50,080**	**$49,951**
Average common shareholders' equity	p	**$7,786**	**$7,814**	**$6,157**	**$5,287**	**$5,217**
Less: Average goodwill and other intangible assets, net		2,175	2,217	1,719	1,472	1,502
Average tangible common equity	q	**$5,611**	**$5,597**	**$4,438**	**$3,815**	**$3,715**
Weighted average basic shares outstanding *(in thousands)*	r	**290,933**	**295,376**	**237,838**	**209,125**	**208,800**
Weighted average diluted shares outstanding *(in thousands)*	s	**292,160**	**296,760**	**238,925**	**209,975**	**210,023**

COLUMBIA BANKING SYSTEM

32

Non-GAAP Reconciliation: Income Statements

		For the Quarter Ended				
($ in millions)		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Net interest income	c	**$594**	**$627**	**$505**	**$446**	**$425**
Non-interest income (GAAP)	d	**$83**	**$90**	**$77**	**$65**	**$66**
Less: Non-interest income adjustments	a	(2)	(2)	(5)	1	(10)
Operating non-interest income (non-GAAP)	e	**$81**	**$88**	**$72**	**$66**	**$56**
Revenue (GAAP)	f=c+d	**$677**	**$717**	**$582**	**$511**	**$491**
Operating revenue (non-GAAP)	g=c+e	**$675**	**$715**	**$577**	**$512**	**$481**
Non-interest expense (GAAP)	h	**$394**	**$412**	**$393**	**$278**	**$340**
Less: Non-interest expense adjustments	b	(25)	(39)	(86)	(8)	(70)
Operating non-interest expense (non-GAAP)	i	**$369**	**$373**	**$307**	**$270**	**$270**
Net income (GAAP)	j	**$192**	**$215**	**$96**	**$152**	**$87**
Provision for income taxes		63	67	23	51	37
Income before provision for income taxes		255	282	119	203	124
Provision for credit losses		28	23	70	30	27
Pre-provision net revenue (PPNR) (non-GAAP)	k	**283**	**305**	**189**	**233**	**151**
Less: Non-interest income adjustments	a	(2)	(2)	(5)	1	(10)
Add: Non-interest expense adjustments	b	25	39	86	8	70
Operating PPNR (non-GAAP)	l	**$306**	**$342**	**$270**	**$242**	**$211**
Net income (GAAP)	j	**$192**	**$215**	**$96**	**$152**	**$87**
Acquisition-related provision expense		—	—	70	—	—
Less: Non-interest income adjustments	a	(2)	(2)	(5)	1	(10)
Add: Non-interest expense adjustments	b	25	39	86	8	70
Tax effect of adjustments		(6)	(9)	(43)	(1)	(8)
Operating net income (non-GAAP)	m	**$209**	**$243**	**$204**	**$160**	**$139**

COLUMBIA BANKING SYSTEM

33

Non-GAAP Reconciliation: Earnings Per-Share and Performance Metrics

		For the Quarter Ended				
($ in millions, except per-share data)		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Select Per-Share & Performance Metrics						
Earnings per share - basic	j/r	$0.66	$0.72	$0.40	$0.73	$0.41
Earnings per share - diluted	j/s	$0.66	$0.72	$0.40	$0.73	$0.41
Efficiency ratio[(1)]	h/f	58.03 %	57.30 %	67.29 %	54.29 %	69.06 %
Non-interest expense to average assets	h/n	2.41 %	2.44 %	2.74 %	2.16 %	2.68 %
Return on average assets	j/n	1.18 %	1.27 %	0.67 %	1.19 %	0.68 %
Return on average tangible assets	j/o	1.22 %	1.31 %	0.69 %	1.22 %	0.70 %
PPNR return on average assets	k/n	1.73 %	1.80 %	1.32 %	1.81 %	1.19 %
Return on average common equity	j/p	10.00 %	10.92 %	6.19 %	11.56 %	6.73 %
Return on average tangible common equity	j/q	13.88 %	15.24 %	8.58 %	16.03 %	9.45 %
Operating Per-Share & Performance Metrics						
Operating earnings per share - basic	m/r	$0.72	$0.82	$0.86	$0.77	$0.67
Operating earnings per share - diluted	m/s	$0.72	$0.82	$0.85	$0.76	$0.67
Operating efficiency ratio, as adjusted[(1)]	u/y	53.68 %	51.39 %	52.32 %	51.79 %	55.11 %
Operating non-interest expense to average assets	i/n	2.26 %	2.20 %	2.14 %	2.10 %	2.13 %
Operating return on average assets	m/n	1.28 %	1.44 %	1.42 %	1.25 %	1.10 %
Operating return on average tangible assets	m/o	1.32 %	1.49 %	1.47 %	1.28 %	1.13 %
Operating PPNR return on average assets	l/n	1.87 %	2.02 %	1.89 %	1.88 %	1.67 %
Operating return on average common equity	m/p	10.89 %	12.34 %	13.15 %	12.16 %	10.87 %
Operating return on average tangible common equity	m/q	15.11 %	17.22 %	18.24 %	16.85 %	15.26 %

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Non-GAAP Reconciliation: Operating Efficiency Ratio, as Adjusted 34 For the Quarter Ended ($ in millions) 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Non-interest expense (GAAP) h $394 $412 $393 $278 $340 Less: Non-interest expense adjustments b (25) (39) (86) (8) (70) Operating non-interest expense (non-GAAP) i 369 373 307 270 270 Less: B&O taxes t (4) (3) (3) (3) (3) Operating non-interest expense, excluding B&O taxes (non- GAAP) u $365 $370 $304 $267 $267 Net interest income (tax equivalent)(1) v $596 $629 $507 $447 $426 Non-interest income (GAAP) d 83 90 77 65 66 Add: BOLI tax equivalent adjustment(1) w 3 3 2 2 1 Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) x 682 722 586 514 493 Less: non-interest income adjustments a (2) (2) (5) 1 (10) Total Adjusted operating revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP) y $680 $720 $581 $515 $483 Efficiency ratio(1) h/f 58.03% 57.30% 67.29% 54.29% 69.06 % Operating efficiency ratio, as adjusted (non-GAAP)(1) u/y 53.68% 51.39% 52.32% 51.79% 55.11% (1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.